UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 1, 2009

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02 and 8.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.

The following is the text of a press release issued by Deere & Company on June 1, 2009.

FOR RELEASE – June 1, 2009

For information, call:

Ken Golden

Director, Strategic Public Relations

309-765-5678

DEERE’S BOARD OF DIRECTORS ELECTS SAMUEL R. ALLEN

PRESIDENT, COO AND BOARD MEMBER

•                  Samuel R. Allen to become Chief Executive Officer effective 1 August 2009.

•                  Robert W. Lane to continue as Chairman during transition.

•                  Board follows systematic process to select Company’s 9th leader.

MOLINE, Illinois (June 1, 2009) — Deere & Company today announced that its board of directors has elected Samuel R. Allen, 55, president, chief operating officer, and a member of the board of directors effective 1 June, and chief executive officer effective 1 August. Robert W. Lane, 59, chairman and CEO, will serve as chairman of the board until Allen’s expected succession as chairman.

“The Deere Board has completed an 18-month systematic process to choose Deere’s ninth chief executive officer in its 172-year history,” Lane said. “The board recognizes, as I do, that Sam is a superb, smart, ethical executive, a wise and uncommonly capable leader, and someone with the proven experience and ability to effectively lead John Deere in growing a great, sustainable, global business.”

A 34-year veteran of John Deere, Allen has been president of the Worldwide Construction & Forestry Division since 2005 and has been responsible for the global operations of the Deere Power System Group since 2003. Allen has served since 2001 as a senior officer of the company with early senior leadership responsibilities in human resources and industrial relations and the oversight of John Deere Credit’s global operations.

In addition, Allen has been responsible for Deere’s intelligent mobile equipment technologies and for Deere’s advanced technology and innovation since 2007. Previously in his career, he worked in positions of increasing responsibility in the

Consumer Products Division, Worldwide Construction & Forestry Division, Deere Power Systems Group, and the Worldwide Agricultural Division, including managing operations in Latin America, East Asia, and Australia.

“I am honored to have been selected by the board of directors to follow in the footsteps of previous chief executives who have led Deere with great distinction,” Allen said. “We have significant challenges but exciting global opportunities. I look forward to working with all of the uncommonly-committed employees of John Deere to distinctively serve our global customers in ways that are highly rewarding to our shareholders.”

Other senior executive moves include:

•                  Michael J. Mack, Jr., who has served as senior vice president and chief financial officer since 2006, to the position of president, Worldwide Construction & Forestry Division;

•                  James M. Field, who until recently served as president of the Worldwide Commercial & Consumer Division and before that as vice president and comptroller of Deere & Company, to the position of senior vice president and chief financial officer; and

•                  Jean Gilles, who has served as senior vice president of Deere Power Systems Group, to the senior officer position of senior vice president, Deere Power Systems Group, Deere Intelligent Mobile Equipment Technologies, and Advanced Technology and Innovation.

John Deere (Deere & Company - NYSE: DE) is a world leader in providing advanced products and services for agriculture, forestry, construction, lawn and turf care, landscaping and irrigation. John Deere also provides financial services worldwide and manufactures and markets engines used in heavy equipment. Since it was founded in 1837, the company has extended its heritage of integrity, quality, commitment and innovation around the globe.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERE & COMPANY

	By:	/s/ Paul Wilczynski
Paul Wilczynski
Assistant Secretary

Dated: June 1, 2009